SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2005
FILE NUMBER 811-1424
SERIES NO.: 10


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   98,831
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   82,968
              Class C                   17,241
              Class R                      596
              Investor Class             2,531
              Institutional Class        5,341


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 10.98
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 10.40
              Class C                  $ 10.40
              Class R                  $ 10.93
              Investor Class           $ 11.00
              Institutional Class      $ 11.21